SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):	December 17, 2003

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville, Vermont  05654
(Address of Principal Executive Office)                     (Zip Code)

(Registrant's Telephone Number, Including Area Code)      (802) 476-3121

NONE
(Former Name or Former Address, if Changed Since Last Report)

ROCK OF AGES CORPORATION

FORM 8-K

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On December 17, 2003, Rock of Ages completed the sale of substantially all of the cemeteries and assets of Rock of Ages Kentucky Cemeteries, LLC to Saber Management Kentucky, LLC.  The sale price for the cemetery assets and properties was $6,750,000, consisting of $1,500,000 paid in cash and the balance payable by promissory note, payable in full on January 15, 2004.  The promissory note is secured by a first priority mortgage and lien against all of the assets sold, and guaranties by Saber's parent company and principal. Rock of Ages expects to report a gain on the sale of the cemeteries in 2003 of approximately $1,000,000 after taxes, to be accounted for as the sale of a discontinued operation.

A more complete description of the transaction in contained in the Asset Purchase Agreement dated July 28, 2003, which is filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, as amended on August 27, 2003 and September 30, 2003, which is filed as Exhibit 10.1 and 10.2, respectively, to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, and on December 15, 2003, a copy of which is attached to this report as Exhibit 10.4.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

Financial:	The financial statements required to be filed are currently not available and will be filed by amendment within the time specified by Item 7(a)(4) of Form 8-K.

Exhibits:	10.4 - Amendment to Asset Purchase Agreement dated December 15, 2003.
10.5 - Promissory Note by Saber Management-Kentucky, LLC to Rock of Ages Kentucky Cemeteries, LLC in the principal amount of $5,250,000 dated December 16, 2003.

ROCK OF AGES CORPORATION

FORM 8-K

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      ROCK OF AGES CORPORATION

Dated: December 22, 2003	By: /s/Michael Tule Michael Tule Vice President/General Counsel